                                 Exhibit 1.(5)
                               Specimen Contract

                      MODIFIED SINGLE PREMIUM VARIABLE
                            LIFE INSURANCE CONTRACT



             GLENBROOK LIFE AND ANNUITY COMPANY, A Stock Company,
          Home Office:  Allstate Plaza, Northbrook, Illinois  60062
                                (800) xxx-xxxx

This Contract is issued in consideration of your application and the receipt of your initial premium. Glenbrook Life and Annuity Company will pay the benefits of this Contract, subject to its terms and conditions.

Throughout this Contract, "you" and "your" refer to the Contract's owner(s), who may be someone other than the Insured. "We," "us" and "our" refer to Glenbrook Life and Annuity Company.

This modified single premium variable life insurance contract provides a death benefit payable to the beneficiary if the Insured dies while this Contract is In Force.

The death benefit and cash value provided by this Contract are based on the investment experience of the Variable Account, and vary to reflect the performance of the Variable Account and other flexible factors.

This Contract does not pay dividends.


PLEASE READ YOUR CONTRACT CAREFULLY.

This is a Legal Contract between the Contract owner(s) and Glenbrook Life and Annuity Company.

RETURN PRIVILEGE
If you are not satisfied with this Contract for any reason, you may return it to us or our agent within 30 days after you receive it. We will refund any premiums allocated to the Variable Account, adjusted to reflect investment gain or loss from the date of allocation to the date of cancellation.


/s/Michael J. Velotta                /s/ Louis G. Lower, II
   Michael J. Velotta                    Louis G. Lower, II
    Secretary                          Chief Executive Officer




            Modified Single Premium Variable Life Insurance Contract
                           Proceeds Payable at Death
                               Non-Participating






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-----------------------------------------------------------------------
TABLE OF CONTENTS
-----------------------------------------------------------------------


CONTRACT DATA.........................................................3

DEFINITIONS...........................................................5

TABLE OF GUARANTEED VALUES............................................6

GENERAL PROVISIONS....................................................9

CONTRACT VALUES......................................................12

LOAN VALUES..........................................................16

WITHDRAWAL BENEFITS..................................................17

PAYMENT OF PROCEEDS..................................................18

INCOME PAYMENT TABLES................................................19

------------------------------------------------------------------------------
CONTRACT DATA
------------------------------------------------------------------------------

OWNER:................................................................John Doe
 ......................................................................Jane Doe

INSURED:..............................................................John Doe
   AGE:.....................................................................45
   SEX:...................................................................Male
   RATING CLASSIFICATION:.............................................Standard

CONTRACT NUMBER:....................................................0123456789

CONTRACT DATE:..................................................August 1, 1996

INITIAL DEATH BENEFIT:................................................$120,438

INITIAL PREMIUM:....................................................$30,000.00

LOAN CREDITED RATE:......................................................6.00%

PREFERRED LOAN INTEREST RATE:............................................6.00%

MAXIMUM LOAN INTEREST RATE:..............................................8.00%

FREE WITHDRAWAL PERCENTAGE:................................................10%

MINIMUM WITHDRAWAL AMOUNT:..............................................$50.00

MINIMUM TRANSFER AMOUNT:.................................................$0.00

VARIABLE ACCOUNT:........Glenbrook Life A I M Variable Life Separate Account A



ALLOCATION OF INITIAL PREMIUM:
                                                       ALLOCATED
    VARIABLE SUB-ACCOUNTS                              AMOUNT (%)

         Capital Appreciation Fund                         10%
         Diversified Income Fund                           10%
         Global Utilities Fund                             10%
         Government Securities Fund                        10%
         Growth Fund                                       10%
         Growth and Income Fund                            10%
         International Equity Fund                         10%
         Value Fund                                        10%
         Money Market Fund                                 10%
         Equity                                            20%

ANNUAL MAINTENANCE FEE (*):.............................................$35.00

FEDERAL TAX ANNUAL RATE (YEARS 1-10):....................................0.15%

PREMIUM TAX ANNUAL RATE (YEARS 1-10):....................................0.25%

ADMINISTRATIVE EXPENSE ANNUAL RATE:......................................0.25%

MORTALITY AND EXPENSE RISK ANNUAL RATE:..................................0.90%

(*) Waived if total premiums paid are in excess of $50,000.

              WITHDRAWAL CHARGE AS A PERCENTAGE OF INITIAL PREMIUM

                  CONTRACT        PERCENTAGE OF INITIAL
                  YEAR            PREMIUM WITHDRAWN
                   1                 7.75%
                   2                 7.75%
                   3                 7.75%
                   4                 7.25%
                   5                 6.25%
                   6                 5.25%
                   7                 4.25%
                   8                 3.25%
                   9                 2.25%
                  10+                0.00%

               DUE AND UNPAID PREMIUM TAX CHARGE UPON WITHDRAWAL
                       AS A PERCENTAGE OF INITIAL PREMIUM


                  CONTRACT        PERCENTAGE OF INITIAL
                   YEAR           PREMIUM WITHDRAWN
                   1                 2.25%
                   2                 2.00%
                   3                 1.75%
                   4                 1.50%
                   5                 1.25%
                   6                 1.00%
                   7                 0.75%
                   8                 0.50%
                   9                 0.25%
                   10+               0.00%


                           RELATIONSHIP
BENEFICIARY                TO INSURED                   PERCENTAGE
-----------                -------------                ----------

Jane Doe                   Spouse                       100%

                           RELATIONSHIP
CONTINGENT BENEFICIARY     TO INSURED                   PERCENTAGE
----------------------     ------------

      John Doe, Jr.           Son                       100%

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--------------------------------------------------------------------------------
DEFINITIONS
--------------------------------------------------------------------------------

When we use the following words, this is what we mean:

ACCOUNT VALUE The sum of the Accumulated Values of the Variable Sub-accounts and the Loan Account.

AGE  The Insured's age at the Insured's last birthday.

CASH SURRENDER VALUE The Cash Value less all Indebtedness, less the Annual Maintenance Fee, if applicable.

CASH VALUE The Account Value less any applicable Withdrawal Charges and due and unpaid Premium Tax Charges.

CONTRACT ANNIVERSARY The same day and month as your Contract Date for each subsequent year your Contract remains In Force.

CONTRACT DATE The date from which contract anniversaries, contract years, and contract months are determined.

Coverage shall become effective on the date the full Initial Premium has been paid when:

-     the application has been approved by us;
-     the Contract has been accepted by you; and
-     the full Initial Premium has been paid while the Insured is alive.

IN FORCE  The Insured's life is insured under the terms of this Contract.

INDEBTEDNESS  All contract loans, if any, and accrued loan interest.

INSURED  The person whose life is insured under this Contract as shown on page
3.

LOAN ACCOUNT An Account established for any amounts transferred from the Variable Sub-accounts as a result of loans. The Loan Account is credited with interest and is not based on the experience of any Separate Account.

MONTHLY ACTIVITY DATE The same day of each month as the Contract Date. If there is no Monthly Activity Date in a calendar month, the Monthly Activity Date will be the last day of the current calendar month.

PROCEEDS The amount we are obligated to pay under the terms of this Contract when your Contract is surrendered or when the Insured dies.

SPECIFIED AMOUNT The Specified Amount equals the Initial Death Benefit on the Contract Date. Thereafter, it may change in accordance with the terms of the Partial Withdrawal provision and the Subsequent Premium provision.

TERMINATE The Insured's life is no longer insured under any of the terms of this Contract.

VARIABLE ACCOUNT The "Variable Account" for this Contract is that shown on page 3. This account is a separate investment account to which we allocate assets contributed under this and certain other contracts.

VARIABLE SUB-ACCOUNTS The Variable Account is divided into Variable Sub-accounts. Each Variable Sub-account invests solely in the shares of the mutual fund underlying that Variable Sub-account.

WRITTEN REQUEST  A request in writing signed by you on a form agreeable to us.

WE, US, OUR  Glenbrook Life and Annuity Company.

YOU, YOUR The owner(s) of this Contract as shown in the application, unless subsequently changed. The owner is the Insured unless otherwise stated.

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--------------------------------------------------------------------------------
TABLE OF GUARANTEED VALUES
--------------------------------------------------------------------------------
                            Maximum Annual Cost of Insurance per $1,000

          Death Benefit       Standard Class            Special Class
Attained
  Age        Ratio            Male        Female        Male        Female
--------  -----------     -----------  -----------  -----------  -----------

   0          2.50            2.63         1.88         5.26         3.76
   1          2.50            1.03         0.84         2.06         1.68
   2          2.50            0.99         0.80         1.98         1.60
   3          2.50            0.97         0.78         1.94         1.56
   4          2.50            0.93         0.77         1.86         1.54

   5          2.50            0.88         0.75         1.76         1.50
   6          2.50            0.83         0.73         1.66         1.46
   7          2.50            0.78         0.71         1.56         1.42
   8          2.50            0.75         0.70         1.50         1.40
   9          2.50            0.74         0.69         1.48         1.38

   10         2.50            0.75         0.68         1.50         1.36
   11         2.50            0.81         0.70         1.62         1.40
   12         2.50            0.92         0.73         1.84         1.46
   13         2.50            1.07         0.77         2.14         1.54
   14         2.50            1.24         0.82         2.48         1.64

   15         2.50            1.42         0.87         2.84         1.74
   16         2.50            1.59         0.92         3.18         1.84
   17         2.50            1.72         0.96         3.44         1.92
   18         2.50            1.82         1.00         3.64         2.00
   19         2.50            1.88         1.03         3.76         2.06

   20         2.50            1.90         1.06         3.80         2.12
   21         2.50            1.90         1.08         3.80         2.16
   22         2.50            1.88         1.10         3.76         2.20
   23         2.50            1.84         1.12         3.68         2.24
   24         2.50            1.80         1.15         3.60         2.30

   25         2.50            1.75         1.17         3.50         2.34
   26         2.50            1.72         1.20         3.44         2.40
   27         2.50            1.71         1.24         3.42         2.48
   28         2.50            1.70         1.28         3.40         2.56
   29         2.50            1.72         1.32         3.44         2.64

   30         2.50            1.75         1.37         3.50         2.74
   31         2.50            1.80         1.42         3.60         2.84
   32         2.50            1.87         1.47         3.74         2.94
   33         2.50            1.95         1.54         3.90         3.08
   34         2.50            2.05         1.61         4.10         3.22

   35         2.50            2.17         1.70         4.34         3.40
   36         2.50            2.32         1.82         4.64         3.64
   37         2.50            2.49         1.96         4.98         3.92
   38         2.50            2.68         2.13         5.36         4.26
   39         2.50            2.90         2.32         5.80         4.64

   40         2.50            3.15         2.53         6.30         5.06
   41         2.43            3.42         2.75         6.84         5.50
   42         2.36            3.71         2.98         7.42         5.96
   43         2.29            4.03         3.20         8.06         6.40
   44         2.22            4.37         3.44         8.74         6.88



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    45          2.15              4.73         3.68         9.46         7.36
    46          2.09              5.12         3.92        10.24         7.84
    47          2.03              5.53         4.19        11.06         8.38
    48          1.97              5.97         4.48        11.94         8.96
    49          1.91              6.46         4.79        12.92         9.58

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



                                  Maximum Annual Cost of Insurance per $1,000

           Death Benefit          Standard Class            Special Class
 Attained
   Age         Ratio            Male        Female        Male        Female
 --------      -----            ----        ------       ------       ------
    50          1.85              7.00         5.13        14.00        10.26
    51          1.78              7.63         5.50        15.26        11.00
    52          1.71              8.33         5.92        16.66        11.84
    53          1.64              9.13         6.38        18.26        12.76
    54          1.57             10.01         6.85        20.02        13.70

    55          1.50             10.96         7.33        21.92        14.66
    56          1.46             11.97         7.80        23.94        15.60
    57          1.42             13.04         8.25        26.08        16.50
    58          1.38             14.18         8.70        28.36        17.40
    59          1.34             15.42         9.20        30.84        18.40

    60          1.30             16.80         9.80        33.60        19.60
    61          1.28             18.36        10.54        36.72        21.08
    62          1.26             20.12        11.49        40.24        22.98
    63          1.24             22.09        12.63        44.18        25.26
    64          1.22             24.27        13.92        48.54        27.84

    65          1.20             26.62        15.29        53.24        30.58
    66          1.19             29.13        16.71        58.26        33.42
    67          1.18             31.79        18.13        63.58        36.26
    68          1.17             34.65        19.59        69.30        39.18
    69          1.16             37.81        21.23        75.62        42.46

    70          1.15             41.37        23.16        82.74        46.32
    71          1.13             45.43        25.53        90.86        51.06
    72          1.11             50.08        28.47       100.16        56.94
    73          1.09             55.34        31.99       110.68        63.98
    74          1.07             61.10        36.05       122.20        72.10

    75          1.05             67.25        40.56       134.50        81.12
    76          1.05             73.70        45.45       147.40        90.90
    77          1.05             80.37        50.68       160.74       101.36
    78          1.05             87.32        56.32       174.64       112.64
    79          1.05             94.76        62.57       189.52       125.14

    80          1.05            102.94        69.67       205.88       139.34
    81          1.05            112.09        77.83       224.18       155.66
    82          1.05            122.41        87.25       244.82       174.50
    83          1.05            133.84        97.90       267.68       195.80
    84          1.05            146.12       109.62       292.24       219.24

    85          1.05            158.98       122.29       317.96       244.58
    86          1.05            172.21       135.82       344.42       271.64
    87          1.05            185.73       150.18       371.46       300.36
    88          1.05            199.53       165.38       399.06       330.76
    89          1.05            213.69       181.54       427.38       363.08

    90          1.05            228.43       198.85       456.86       397.70
    91          1.04            244.11       217.68       488.22       435.36
    92          1.03            261.43       238.69       522.86       477.38
    93          1.02            282.13       263.41       564.26       526.82
    94          1.01            309.97       295.23       619.94       590.46

    95          1.01            351.86       341.02       703.72       682.04
    96          1.01            420.99       413.88       841.98       827.76
    97          1.01            541.00       537.24       894.65       885.17
    98          1.01            745.15       743.96       947.33       942.59
99 & older      1.01            990.00       980.00       995.00       985.00

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--------------------------------------------------------------------------------
GENERAL PROVISIONS
--------------------------------------------------------------------------------

THE CONTRACT Your Contract is issued in consideration of the application and the payment of the Initial Premium.

Your Contract, any riders and endorsements, the application, and any supplemental applications are the entire contract between you and us. A copy of the application is included. Any supplemental applications will also be attached to and made a part of the Contract. Any statements made in the application and any supplemental applications either by you or by the Insured will, in the absence of fraud, be considered representations and not warranties. Also, any written statement made either by you or by the Insured will not be used to void your Contract nor defend against a claim under your Contract unless the statement is contained in the application or any supplemental applications.

Only our officers may change the Contract or waive a right or requirement. No agent or other person may do this.

SUICIDE EXCLUSION If the Insured dies by suicide while sane or self-destruction while insane within two years from the Contract Date, our liability will be limited to an amount equal to the premiums paid less any Indebtedness and Partial Withdrawals. If the Insured dies by suicide while sane or self-destruction while insane within two years of the effective date of any increase in Specified Amount, our liability with respect to the increase will be limited to the additional premiums paid for such increase, less Indebtedness and Partial Withdrawals.

INCONTESTABILITY We cannot contest this Contract after it has been In Force during the lifetime of the Insured for two years after the Contract Date. Any increase in the Specified Amount for which evidence of insurability was obtained will be incontestable only after the increase has been In Force, during the lifetime of the Insured, for two years from the effective date of the increase.

ASSIGNMENT You may not assign an interest in this Contract as collateral or security for a loan.

REINSTATEMENT Prior to the death of the Insured and if this Contract has not been surrendered for cash, this Contract may be reinstated provided:

- you make your request within five years of the date the Contract entered a Grace Period;
-    satisfactory evidence of insurability is submitted;
-    any Indebtedness is repaid; and
-    sufficient premium is paid to:
     - cover all Monthly Deduction Amounts and Annual Maintenance Fee due and unpaid during the Grace Period, and
     - keep the Contract In Force for three months after the date of reinstatement.

The Specified Amount of the reinstated Contract cannot exceed the Specified Amount at the time of lapse. The Account Value on the reinstatement date will reflect:

-    the Account Value at the time of Termination; and
-    premiums paid at the time of reinstatement.

Withdrawal Charges will continue to be based on the original Contract Date.

EXCHANGE OPTION If this Contract is In Force, you may exchange it during the first two years after the Contract Date for a permanent life insurance contract offered by us. We reserve the right to make available a permanent life insurance contract offered by our parent Company or any affiliated Company on the life of the Insured without evidence of insurability. The new Contract will be issued:

- with a net amount at risk equal to or less than the net amount at risk in effect on the date of exchange;
-    with premiums based on the same risk classification as this Contract.

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The net amount at risk is equal to the Specified Amount less the Account Value of the Contract on the date of exchange. This exchange is subject to adjustments in premiums and Account Values to reflect any variances under this Contract and the new contract.

MISSTATEMENT OF AGE OR SEX If the age or sex of the Insured has been misstated, any Proceeds will be adjusted to the amount which the Initial Premium and any Subsequent Premium Payments would have purchased at the correct age and sex.

BENEFICIARY When we receive due proof of the Insured's death, we will pay the Proceeds of this Contract to the beneficiary or beneficiaries who are named in the application for this Contract unless you subsequently change the beneficiary. In that event, we will pay the Proceeds to the beneficiary named in your last change of beneficiary request as provided for in this Contract.

If a primary or contingent beneficiary dies before the Insured, that beneficiary's interest in this Contract ends with that beneficiary's death. Only those beneficiaries who survive the Insured will be eligible to share in the Proceeds. If no beneficiary survives the Insured, we will pay the Proceeds of this Contract to you, if living, otherwise to your estate.

CHANGE OF OWNER OR BENEFICIARY If you have reserved the right to change the owner or beneficiary, you can file a written request with us to make such a change. If you have not reserved the right to change the beneficiary, the written consent of the irrevocable beneficiary(s) will be required.

Your written request will not be effective until it is recorded in our home office records. After it has been recorded, it will take effect as of the date you signed the request. However, if the Insured dies before the request has been recorded, the request will not effect those Proceeds we may have paid before your request was recorded in our home office records.

LIFE INSURANCE QUALIFICATION This Contract is intended to qualify for treatment as a life insurance contract under the Internal Revenue Code as it now exists or may later be amended. We reserve the right to amend this Contract to comply with future changes in the Code and its Regulations. We will promptly provide you with a copy of any amendment.

TAXATION Currently, no charge is made to the Variable Account for federal income taxes that may be attributable to the operations of the Variable Account. However, the Company may make such a charge in the future. Charges for other taxes, if any, attributable to the Variable Account or this class of Contracts may also be made.

VARIABLE ACCOUNT The "Variable Account" for this contract is that shown on page 3. This account is a separate investment account to which we allocate assets contributed under this and certain other life insurance contracts.

We will have exclusive and absolute ownership and control of the assets of our separate accounts. The assets of the Variable Account will be available to cover the liabilities of our general account only to the extent those assets exceed the liabilities of that Variable Account arising under the variable life insurance contracts supported by that Variable Account.

The assets of the Variable Account will be valued at least as often as any contract benefits vary, but at least monthly. Our determination of the value of an Accumulation Unit by the method described in this policy will be conclusive.

VARIABLE ACCOUNT MODIFICATIONS We reserve the right, subject to applicable law, to make additions to, deletions from, or substitutions for the mutual fund shares underlying the Variable Sub-accounts of the Variable Account. We will not substitute any shares attributable to your interest in a Variable Sub-account of the Variable Account without notice to you and prior approval of the Securities and Exchange Commission, to the extent required by the Investment Company Act of 1940.

We reserve the right to establish additional Variable Sub-accounts of the Variable Account, each of which would invest in shares of another mutual fund. You may then instruct us to allocate premiums paid or transfers to such Variable Sub-accounts, subject to any terms set by us or the mutual fund. In the event of any such substitution or change, we may by endorsement, make such changes as may be necessary or appropriate to reflect such substitution or change.

If we deem it to be in the best interests of persons having voting rights under these Contracts, the Variable Account may be operated as a management company under the Investment Company Act of 1940 or it may be deregistered under such Act in the event such registration is no longer required.

NONPARTICIPATING  This Contract will not share in our surplus distributions.

TERMINATION This Contract will Terminate upon the earliest of the following events:

-    full surrender of the Contract; or
-    the end of the Grace Period; or
-    the death of the Insured.

--------------------------------------------------------------------------------
CONTRACT VALUES
--------------------------------------------------------------------------------

INITIAL PREMIUM PAYMENT The Initial Premium is due by the Contract Date and must be paid in advance. This Contract will not be in effect and there will be no Death Benefit before the Initial Premium is paid. Your Initial Premium is shown on page 3.

SUBSEQUENT PREMIUM PAYMENTS Subsequent Premium Payments may be made at any time subject to the following conditions:

-    only one Subsequent Premium Payment may be made in any Contract year;
-    each Subsequent Premium Payment must be at least $500; and
-    the attained age of the Insured must be less than age 86.

We reserve the right to obtain evidence of insurability upon all Subsequent Premium Payments. Subsequent Premium Payments may require an increase in Specified Amount to remain within the definition of a life insurance contract under the Internal Revenue Code.

Unless you request otherwise in writing, any Subsequent Premium Payment received while a Contract Loan exists will be applied:

-    first, as a repayment of Indebtedness; and
- second, as a Subsequent Premium Payment, subject to the preceding conditions.

Subsequent Premium Payments may be made at any time and in any amount necessary to avoid termination of this Contract.

PREMIUM ALLOCATION The Initial Premium will be allocated to the Variable Sub-accounts, in whole percentages according to the premium allocation specified on the application, on the date we receive the final requirement to put the Contract In Force.

All premium payments not requiring underwriting will be allocated to the Variable Sub-accounts as of the date payments are received at our home office. Premium payments requiring underwriting will be allocated to the Variable Sub-accounts once underwriting approval is received. Upon underwriting approval, an amount equal to the Accumulated Value which would have been earned had the premium been invested in the Money Market Sub-account since the date of receipt of the premium, will be allocated according to the Initial Premium allocation specified on the application or your most recent written instructions.

You may change your premium allocation upon written request.

GRACE PERIOD This contract will Terminate 61 days after a Monthly Activity Date on which the Cash Surrender Value is less than zero. This 61 day period is the Grace Period. The Company will notify the Owner of the premium amount required to continue this Contract, at least 61 days before the end of the Grace Period. The premium required will be no greater than an amount required to pay three Monthly Deduction Amounts as of the day the Grace Period began. If this premium is not paid by the end of the Grace Period, this Contract will Terminate.

TRANSFERS Upon request and as long as this Contract is In Force, you may transfer amounts among the Variable Sub-accounts. You may make 12 transfers each Contract year without charge. Subsequent transfers in any Contract year may be assessed a $10 transfer fee. The minimum amount that may be transferred among Variable Sub-accounts is subject to the Minimum Transfer Amount shown on page 3.

We reserve the right to waive the transfer fees and restrictions contained in this contract.

ACCUMULATION UNIT AND ACCUMULATION UNIT VALUE Amounts which you allocate to a Variable Sub-account of the Variable Account are used to purchase Accumulation Units in that Variable Sub-account. The Accumulation Unit Value for each Variable Sub-account at the end of any Valuation Period is calculated by multiplying the Accumulation Unit Value at the end of the immediately preceding Valuation Period by the Variable Sub-account's Net Investment Factor for the Valuation Period. The Accumulation Unit Values may go up or down. Additions or transfers to a Variable Sub-account of the Variable Account will increase the number of Accumulation Units for that Variable Sub-account. Withdrawals, Transfers, Contract Loans, Monthly Deduction Amounts and Annual Maintenance Fees deducted from a Variable Sub-account of the Variable Account will decrease the number of Accumulation Units for that Variable Sub-account.

The number of Accumulation Units to be added to or deducted from a Variable Sub-account equals the dollar amount of the transaction divided by the Accumulation Unit Value for the Valuation Period.

VALUATION PERIOD AND VALUATION DATE A "Valuation Period" is the time interval between the close of regular trading of the New York Stock Exchange on consecutive Valuation Dates. A "Valuation Date" is any date the New York Stock Exchange is open for trading.

NET INVESTMENT FACTOR For each Variable Sub-account of the Variable Account, the "Net Investment Factor" for a Valuation Period is (A) divided by (B), minus
(C) where:

(A) is the sum of:
     1. the net asset value per share of the mutual fund underlying the Variable Sub-account determined as of the end of the current Valuation Period; plus
     2. the per share amount of any dividend or capital gain distributions made by the mutual fund underlying the Variable Sub-account during the current Valuation Period.

(B) is the net asset value per share of the mutual fund underlying the Variable Sub-account determined as of the end of the immediately preceding Valuation Period.

(C) is the Mortality and Expense Risk Annual Rate divided by 365 and multiplied by the number of calendar days in the current Valuation Period.

The Mortality and Expense Risk Annual Rate is shown on page 4.

ACCOUNT VALUE Your Account Value on the Contract Date equals the Initial Premium less the Monthly Deduction Amount for the first policy month. Your Account Value on each subsequent Monthly Activity Date equals:

-    the sum of your Accumulated Values in each Variable Sub-account; plus
-    the value of your Loan Account, if any; minus
-    the Monthly Deduction Amount; minus
-    the Annual Maintenance Fee, if applicable.

On any day other than your Monthly Activity Date, your Account Value equals:

-    the sum of your Accumulated Values in each Variable Sub-account; plus
-    the value of your Loan Account, if any.

ACCUMULATED VALUE  Your Accumulated Value in any Variable Sub-account equals:

- the number of Accumulation Units in that Variable Sub-account on the Valuation Day; multiplied by
-    that Variable Sub-account's Accumulation Unit Value on the Valuation Day.

MONTHLY DEDUCTION AMOUNT The Monthly Deduction Amount will be taken proportionately from your Variable Sub-accounts on each Monthly Activity Date, and is equal to:

-    the Cost of Insurance Charge; plus
-    the Administrative Expense Charge; plus
-    the Tax Expense Charge.

COST OF INSURANCE CHARGES The Maximum Cost of Insurance charge for any Monthly Activity Date is equal to:

-    the Death Benefit; minus
- the Account Value on the Monthly Activity Date, prior to assessing the Monthly Deduction Amount; the result is divided by 1000 and multiplied by

-    the Maximum Annual Cost of Insurance Rate divided by 12.

We can use Cost of Insurance Charges that are lower than the Maximum Annual Cost of Insurance shown on page 6. Charges will be determined based on our expectation as to future experience. Any change we make will be on a uniform basis for all Insureds with the same age, sex, and rating classification whose coverage has been In Force for the same length of time. No change in rating classification or cost will occur on account of deterioration of the Insured's health.

ADMINISTRATIVE EXPENSE CHARGE The Administrative Expense Charge for any Monthly Activity Date is equal to:

-    the Administrative Expense Annual Rate divided by 12; multiplied by
- the Account Value on the Monthly Activity Date, prior to assessing the Monthly Deduction Amount.

The Administrative Expense Annual Rate is shown on page 4.

TAX EXPENSE CHARGE The Tax Expense Charge for any Monthly Activity Date occurring during the first ten years of the Contract is an amount not greater than:

-    the Tax Expense Rate divided by 12; multiplied by
- the Account Value on the Monthly Activity Date, prior to assessing the Monthly Deduction Amount.

The Tax Expense Rate is the sum of the Federal Tax Annual Rate and the Premium Tax Annual Rate shown on page 4. If you surrender or withdraw from this Contract within nine years of the Contract Date, any due and unpaid Premium Tax shown on page 4 will be deducted from your Account Value.

ANNUAL MAINTENANCE FEE An Annual Maintenance Fee shown on page 4 will be deducted proportionately from all Variable Sub-accounts if applicable on each Contract Anniversary. A full Annual Maintenance Fee will be deducted if the Contract is Terminated on any day other the Contract Anniversary. This fee will be waived if total premiums paid are in excess of those shown on page 4.

ANNUAL REPORT We will send you, at least once a year, an Annual Report which provides information on the current status of your Contract. This information will include items such as;

-    the current Death Benefit;
-    the current Account Value and Cash Surrender Value;
-    any amount of Indebtedness;
-    any Monthly Deductions since the last report;
-    any Partial Withdrawals and Withdrawal Charges since the last report;
-    any Subsequent Premium Payments since the last report; and
-    any Annual Maintenance Fee, if applicable, since the last report.

If you ask us, we will send you an additional report, at any time during the Contract year. We may charge you for this report. The charge will not be more than $25. We will tell you what the current charge is before sending the report. We will send you any shareholder reports of the Funds or any other notices, reports or documents required by law.

SPECIFIED AMOUNT The Specified Amount equals the Initial Death Benefit on the Contract Date. The Initial Death Benefit for your Contract is shown on page 3. If a Partial Withdrawal is taken or a Subsequent Premium Payment is received, the Specified Amount will change as described in the Partial Withdrawal provision and the Subsequent Premium Payment provision. If your Specified Amount changes, we will send you an endorsement showing the new Specified Amount.

DEATH BENEFIT The Death Benefit determined on the date of the Insured's death is the greater of the Specified Amount or the Account Value multiplied by the Death Benefit Ratio on page 6. We will pay the Death Benefit, less any Indebtedness and less any due and unpaid Monthly Deduction Amounts occurring during a Grace Period, if the Insured dies while this Contract is In Force, subject to the terms of this Contract. Written due proof that the Insured has died must be received at our home office prior to paying a Death Benefit.

INTEREST FROM DATE OF DEATH If the Proceeds under this Contract are not paid within thirty days after we receive due proof of the death to the Insured, we will also pay interest on the Proceeds. Interest will accrue at the legal rate of interest and will accrue from the date of death until the claim is paid.

--------------------------------------------------------------------------------
LOAN VALUES
--------------------------------------------------------------------------------

CONTRACT LOAN At any time while this Contract is In Force, you can borrow up to the available Loan Value of your Contract. The maximum Loan Value is 90% of your Cash Value, less 100% of any existing loans as of the date of the loan, less any loan interest to the next Contract Anniversary, less any Monthly Deduction Amounts due and any Annual Maintenance Fee due on or before the next Contract Anniversary. Unless you specify otherwise, all loan amounts will be transferred proportionately from the Variable Sub-accounts to the Loan Account.

Loans have priority over the claims of any other person. Your Contract is sole security for all loans.

PREFERRED LOAN If the Account Value exceeds the total premiums paid, net of any premiums returned due to Partial Withdrawals, a Preferred Loan is available. The amount available for a Preferred Loan is the amount by which the Cash Value exceeds the net premiums paid. The amount of loans qualifying as Preferred Loans is determined on each Contract Anniversary.

CREDITED INTEREST The Loan Account will be credited with interest at a rate equal to the Loan Credited Rate shown on page 3.

LOAN INTEREST For Preferred Loans, interest will accrue daily by a rate not to exceed the Preferred Loan Interest Rate shown on page 3. For other than Preferred Loans, interest will accrue daily by a rate not to exceed the Maximum Loan Interest Rate shown on page 3. Interest payments are due on the Contract Anniversary. If unpaid, interest is added to the amount of the loan and will itself bear interest at the rate described in this provision. On each Contract Anniversary, the difference between the total indebtedness and the balance in the Loan Account will be transferred proportionately from the Variable Sub-accounts to the Loan Account.

LOAN REPAYMENT You can repay all or part of a loan and loan interest at any time while this Contract is In Force. The loan repayment will be allocated among the Variable Sub-accounts in the same percentage as premiums are allocated, unless you specify otherwise. If you do not repay your loans, we will deduct all loans and loan interest from the amounts we pay you.

LOAN LIMIT Your Contract will become overloaned when loans and loan interest exceed the Cash Value. We will Terminate this Contract when it becomes overloaned. We will not Terminate a contract which becomes overloaned until 61 days after notice has been mailed to the last known address of the owner.

--------------------------------------------------------------------------------
WITHDRAWAL BENEFITS
--------------------------------------------------------------------------------

CASH SURRENDER VALUE You may surrender your Contract for its Cash Surrender Value, which may be paid in cash or under an Income Plan.

Your Cash Surrender Value is equal to:

-    the Cash Value; less
-    any Indebtedness; less
-    the Annual Maintenance Fee, if applicable.

Your Cash Value is equal to:

-    the Account Value; less
-    any applicable Withdrawal Charge; less
-    any due and unpaid Premium Tax Charge.

Surrender will be effective on the date we receive written request. We may require that your Contract be sent in with your written request before making a surrender payment. When you surrender your Contract for its Cash Surrender Value, your Contract will Terminate.

PARTIAL WITHDRAWALS You may withdraw a portion of the Cash Surrender Value. The withdrawal amount must be at least the Minimum Withdrawal Amount shown on page 3 and must not cause the Cash Surrender Value after the withdrawal to be less than $2,000. If the remaining Cash Surrender Value is less than $2,000, we will Terminate the Contract and pay the Cash Surrender Value.

Unless specified otherwise, the Partial Withdrawal amount will be deducted proportionately from each Variable Sub-account. The new Specified Amount of the Contract will be the greater of:

- the Specified Amount prior to the Partial Withdrawal, reduced proportionately to the reduction in Account Value; or
- the minimum Specified Amount allowed by the Internal Revenue Code to still be considered life insurance.

The Account Value after a Partial Withdrawal is equal to the Account Value before the Partial Withdrawal less the Partial Withdrawal Amount, including the Withdrawal Charge and any due and unpaid Premium Tax Charge.

FREE WITHDRAWAL AMOUNT  The annual Free Withdrawal Amount is equal to:

-    the Free Withdrawal Percentage shown on page 3, multiplied by
-    the total premiums paid.

Any Free Withdrawal Amount not taken during a Contract year may not be carried forward to increase the Free Withdrawal Amount in any subsequent year. You may withdraw the Free Withdrawal Amount in any Contract year without incurring a Withdrawal Charge or Premium Tax Charge.

WITHDRAWAL CHARGES Withdrawals in excess of the Free Withdrawal Amount will be subject to a Withdrawal Charge and any due and unpaid Premium Tax Charge. The Withdrawal Charge and any due and unpaid Premium Tax Charge are equal to:

- the percentages shown on page 4 for the Contract year in which the withdrawal or surrender occurs; multiplied by
-    the portion of the withdrawal amount in excess of the Free Withdrawal
     Amount.

In any event, your Withdrawal Charges will never be more than 9% of your total premiums paid.

--------------------------------------------------------------------------------
PAYMENT OF PROCEEDS
--------------------------------------------------------------------------------

DEFERMENT OF PAYMENTS We will pay any amounts due from the Variable Account under this Contract within seven days of receiving a written request for a Transfer, Contract Loan, Termination, Partial Withdrawal, or Death Benefit, as well as, any other required documentation, unless:

- the New York Stock Exchange is closed for other than usual weekends or holidays, or trading on such Exchange is restricted;
-    an emergency exists as defined by the Securities and Exchange Commission;
     or
- the Securities and Exchange Commission permits delay for the protection of contract holders.

PAYEE RIGHTS You will be the payee for the Cash Surrender Value unless you name a different payee. The beneficiary will be the payee for the death Proceeds. When we pay the Proceeds, we may ask that you give this Contract back to us. If the Insured has died, you or the beneficiary must give us due proof of death.

You may choose payment as a single payment or an Income Plan. Before the Proceeds are due, you may choose or change an Income Plan selection by writing to us. Once we accept the change, it takes effect as of the date you signed the request. This change is subject to any action we take before we accept it. After the Proceeds are due, the payee may choose an Income Plan if:

-    you have not made a prior choice which is still in effect; and
-    the Proceeds are due in a single sum and have not been paid.

No surrender or Partial Withdrawals are permitted after payments under an Income Plan have started.

PAYOUT START DATE The Payout Start Date is the date the Cash Surrender Value or Death Benefit is applied to an Income Plan.

INCOME PLANS An Income Plan is a series of payments on a scheduled basis to the payee. The Proceeds will be applied to your Income Plan choice from the following list:

     1. LIFE INCOME WITH GUARANTEED PAYMENTS We will make payments for as long as the payee lives. If the payee dies before the selected number of guaranteed payments have been made, we will continue to pay the remainder of the guaranteed payments.

     2. JOINT AND SURVIVOR LIFE INCOME WITH GUARANTEED PAYMENTS We will make payments for as long as either the payee or joint payee, named at the time of Income Plan selection, lives. If both the payee and the joint payee die before the selected number of guaranteed payments have been made, we will continue to pay the remainder of the guaranteed payments.

We reserve the right to make available other Income Plans.

PAYOUT TERMS AND CONDITIONS The income payments are subject to the following terms and conditions:

-    If the Proceeds are less than $3,000, or not enough to provide an initial
     payment of at least $20, we   reserve the right to:
     - change the payment frequency to make the payment at least $20; or
     - Terminate the Contract and pay you the Proceeds in a lump sum.

- If you choose an Income Plan which depends on any person's life, we may require:
     - proof of age and sex before income payments begin; and
     - proof that the payee or joint payee is still alive before we make each payment.

--------------------------------------------------------------------------------
INCOME PAYMENT TABLES
--------------------------------------------------------------------------------

The initial income payment will be at least the amount based on the adjusted age of the annuitant(s) and the tables below, less any federal income taxes which are withheld. The adjusted age is the actual age on the Payout Start Date reduced by one year for each six full years between January 1, 1983 and the Payout Start Date. Income payments for ages and guaranteed payment periods not shown below will be determined on a basis consistent with that used to determine those that are shown. The Income Payment Tables are based on 3.0% interest and the 1983a Annuity Mortality Tables.


INCOME PLAN 1 - LIFE INCOME WITH GUARANTEED PAYMENTS FOR 120 MONTHS

                     Monthly Income Payment for each $1,000 Applied to this Income Plan
------------------------------------------------------------------------------------------
Annuitant's                    Annuitant's                   Annuitant's
   Age        Male     Female     Age      Male   Female        Age         Male    Female
------------------------------------------------------------------------------------------
   35        $3.43     $3.25       49     $4.15    $3.82         63        $5.52    $4.97
   36         3.47      3.28       50      4.22     3.88         64         5.66     5.09
   37         3.51      3.31       51      4.29     3.94         65         5.80     5.22
   38         3.55      3.34       52      4.37     4.01         66         5.95     5.35
   39         3.60      3.38       53      4.45     4.07         67         6.11     5.49
   40         3.64      3.41       54      4.53     4.14         68         6.27     5.64
   41         3.69      3.45       55      4.62     4.22         69         6.44     5.80
   42         3.74      3.49       56      4.71     4.29         70         6.61     5.96
   43         3.79      3.53       57      4.81     4.38         71         6.78     6.13
   44         3.84      3.58       58      4.92     4.46         72         6.96     6.31
   45         3.90      3.62       59      5.02     4.55         73         7.13     6.50
   46         3.96      3.67       60      5.14     4.65         74         7.31     6.69
   47         4.02      3.72       61      5.26     4.75         75         7.49     6.88
   48         4.08      3.77       62      5.39     4.86


INCOME PLAN 2 - JOINT AND SURVIVOR LIFE INCOME WITH GUARANTEED PAYMENTS FOR 120 MONTHS

                  Monthly Income Payment for each $1,000 Applied to this Income Plan
-------------------------------------------------------------------------------------------------
                             Female Annuitant's Age
   Male
Annuitant's
   Age          35     40         45         50        55        60        65        70     75
-------------------------------------------------------------------------------------------------
    35        $3.09   $3.16      $3.23     $3.28      $3.32     $3.36     $3.39     $3.40   $3.42
    40         3.13    3.22       3.31      3.39       3.46      3.51      3.56      3.59    3.61
    45         3.17    3.28       3.39      3.50       3.60      3.69      3.76      3.81    3.85
    50         3.19    3.32       3.45      3.60       3.74      3.87      3.98      4.07    4.14
    55         3.21    3.35       3.51      3.68       3.87      4.06      4.23      4.37    4.48
    60         3.23    3.37       3.55      3.75       3.98      4.23      4.47      4.70    4.88
    65         3.24    3.39       3.57      3.80       4.07      4.37      4.71      5.04    5.34
    70         3.24    3.40       3.59      3.83       4.13      4.48      4.90      5.36    5.81
    75         3.25    3.41       3.61      3.86       4.17      4.56      5.04      5.61    6.22

                                LAST SURVIVOR
                        MODIFIED SINGLE PREMIUM VARIABLE
                            LIFE INSURANCE CONTRACT



       GLENBROOK LIFE AND ANNUITY COMPANY, A Stock Company, Home Office:
                  Allstate Plaza, Northbrook, Illinois  60062
                                (800) 776 - 6978

This Contract is issued in consideration of your application and the receipt of your initial premium. Glenbrook Life and Annuity Company will pay the benefits of this Contract, subject to its terms and conditions.

Throughout this Contract, "you" and "your" refer to the Contract's owner(s), who may be someone other than the Insured(s). "We", "us" and "our" refer to Glenbrook Life and Annuity Company.

This last survivor modified single premium variable life insurance contract provides a death benefit payable to the beneficiary upon the death of the last surviving Insured while this Contract is In Force.

THE DEATH BENEFIT AND CASH VALUE PROVIDED BY THIS CONTRACT ARE BASED ON THE INVESTMENT EXPERIENCE OF THE VARIABLE ACCOUNT, AND VARY TO REFLECT THE PERFORMANCE OF THE VARIABLE ACCOUNT AND OTHER FLEXIBLE FACTORS.

This Contract does not pay dividends.


PLEASE READ YOUR CONTRACT CAREFULLY.

THIS IS A LEGAL CONTRACT BETWEEN THE CONTRACT OWNER(S) AND GLENBROOK LIFE AND ANNUITY COMPANY.

RETURN PRIVILEGE
If you are not satisfied with this Contract for any reason, you may return it to us or our agent within 30 days after you receive it. We will refund any premiums allocated to the Variable Account, adjusted to reflect investment gain or loss from the date of allocation to the date of cancellation.






         Michael J. Velotta                        Louis G. Lower, II
         Michael J. Velotta                        Louis G. Lower, II
            Secretary                           Chief Executive Officer



                                 Last Survivor
            Modified Single Premium Variable Life Insurance Contract
           Proceeds Payable upon Death of the Last Surviving Insured
                               Non-Participating

------------------------------------------------------------------------------
TABLE OF CONTENTS
------------------------------------------------------------------------------


CONTRACT DATA..................................  3

TABLE OF GUARANTEED VALUES.....................  5

DEFINITIONS ...................................  6

GENERAL PROVISIONS ............................  7

CONTRACT VALUES ............................... 10

LOAN VALUES ................................... 14

WITHDRAWAL BENEFITS ........................... 15

PAYMENT OF PROCEEDS ........................... 16

INCOME PAYMENT TABLES ......................... 17

-------------------------------------------------------------------------------
CONTRACT DATA
-------------------------------------------------------------------------------

OWNER:...............................................................   John Doe
 .....................................................................   Jane Doe

INSURED: .............................................................  John Doe
   AGE: ..............................................................        45
   SEX: ..............................................................      Male
   RATING CLASSIFICATION: ............................................  Standard

INSURED: .............................................................  Jane Doe
   AGE: ..............................................................        45
   SEX: ..............................................................    Female
   RATING CLASSIFICATION: ............................................  Standard

JOINT EQUAL AGE: ...........................................................  45

CONTRACT NUMBER: .................................................    0123456789

CONTRACT DATE: .................................................  August 1, 1996

INITIAL DEATH BENEFIT: ..............................................   $216,014

INITIAL PREMIUM: .................................................... $30,000.00

LOAN CREDITED RATE: ...................................................... 6.00%

PREFERRED LOAN INTEREST RATE:  ...........................................  6.00%

MAXIMUM LOAN INTEREST RATE: ..............................................  8.00%

FREE WITHDRAWAL PERCENTAGE: ..............................................    10%

MINIMUM WITHDRAWAL AMOUNT: ............................................... $50.00

MINIMUM TRANSFER AMOUNT: .................................................  $0.00

VARIABLE ACCOUNT: ..........Glenbrook Life A I M Variable Life Separate Account A


ALLOCATION OF INITIAL PREMIUM:
                                                                 ALLOCATED
          VARIABLE SUB-ACCOUNTS                                   AMOUNT (%)

                  Capital Appreciation Fund                        10%
                  Diversified Income Fund                          10%
                  Global Utilities Fund                            10%
                  Government Securities Fund                       10%
                  Growth Fund                                      10%
                  Growth and Income Fund                           10%
                  International Equity Fund                        10%
                  Value Fund                                       10%
                  Money Market Fund                                20%

ANNUAL MAINTENANCE FEE (*): ........................................... $35.00

FEDERAL TAX ANNUAL RATE (YEARS 1-10): .................................  0.15%

PREMIUM TAX ANNUAL RATE (YEARS 1-10): .................................  0.25%

ADMINISTRATIVE EXPENSE ANNUAL RATE: ...................................  0.25%

MORTALITY AND EXPENSE RISK ANNUAL RATE: ...............................  0.90%

(*) Waived if total premiums paid are in excess of $50,000.

              WITHDRAWAL CHARGE AS A PERCENTAGE OF INITIAL PREMIUM

                        CONTRACT  PERCENTAGE OF INITIAL
                         YEAR      PREMIUM WITHDRAWN
                         1             7.75%
                         2             7.75%
                         3             7.75%
                         4             7.25%
                         5             6.25%
                         6             5.25%
                         7             4.25%
                         8             3.25%
                         9             2.25%
                        10+            0.00%


               DUE AND UNPAID PREMIUM TAX CHARGE UPON WITHDRAWAL
                       AS A PERCENTAGE OF INITIAL PREMIUM


                         CONTRACT    PERCENTAGE OF INITIAL
                          YEAR        PREMIUM WITHDRAWN
                          1               2.25%
                          2               2.00%
                          3               1.75%
                          4               1.50%
                          5               1.25%
                          6               1.00%
                          7               0.75%
                          8               0.50%
                          9               0.25%
                          10+             0.00%



                           RELATIONSHIP
BENEFICIARY                TO INSURED             PERCENTAGE
-----------                ------------           ----------

   Jack Doe                     Son                  100%

                           RELATIONSHIP
CONTINGENT BENEFICIARY           TO INSURED          PERCENTAGE
----------------------           ----------          ----------

   Nancy Doe                     Sister              100%

--------------------------------------------------------------------------------
DEFINITIONS
--------------------------------------------------------------------------------

When we use the following words, this is what we mean:

ACCOUNT VALUE The sum of the Accumulated Values of the Variable Sub-accounts and the Loan Account.

AGE  The individual ages of the Insureds at their last birthday.

CASH SURRENDER VALUE The Cash Value less all Indebtedness, less the Annual Maintenance Fee, if applicable.

CASH VALUE The Account Value less any applicable Withdrawal Charges and due and unpaid Premium Tax Charges.

CONTRACT ANNIVERSARY The same day and month as your Contract Date for each subsequent year your Contract remains In Force.

CONTRACT DATE The date from which contract anniversaries, contract years, and contract months are determined. Coverage shall become effective on the date the full Initial Premium has been paid when:

- the application has been approved by us;
- the Contract has been accepted by you; and
- the full Initial Premium has been paid while the Insured is alive.

IN FORCE  Either Insureds' life is insured under the terms of this Contract.

INDEBTEDNESS  All contract loans, if any, and accrued loan interest.

INSURED, INSUREDS The persons whose lives are insured under this Contract as shown on page 3.

JOINT EQUAL AGE The adjusted, combined age for the Insureds determined from each individual insured's issue age and sex. The Joint Equal Age is shown on page 3.

LOAN ACCOUNT An Account established for any amounts transferred from the Variable Sub-accounts as a result of loans. The Loan Account is credited with interest and is not based on the experience of any Separate Account.

MONTHLY ACTIVITY DATE The same day of each month as the Contract Date. If there is no Monthly Activity Date in a calendar month, the Monthly Activity Date will be the last day of the current calendar month.

PROCEEDS The amount we are obligated to pay under the terms of this Contract when your Contract is surrendered or when all Insureds have died.

SECOND DEATH  The death of the last surviving Insured.

SPECIFIED AMOUNT The Specified Amount equals the Initial Death Benefit on the Contract Date. Thereafter, it may change in accordance with the terms of the Partial Withdrawal provision and the Subsequent Premium provision.

TERMINATE The Insureds' lives are no longer insured under any of the terms of this Contract.

VARIABLE ACCOUNT The "Variable Account" for this contract is that shown on page 3. This account is a separate investment account to which we allocate assets contributed under this and certain other contracts.

VARIABLE SUB-ACCOUNTS The Variable Account is divided into Variable Sub-accounts. Each Variable Sub-account invests solely in the shares of the mutual fund underlying that Variable Sub-account.

WRITTEN REQUEST  A request in writing signed by you on a form agreeable to us.

WE, US, OUR  Refers to Glenbrook Life and Annuity Company.

YOU, YOUR The owners of this Contract as shown in the application, unless subsequently changed. The owners are the Insureds unless otherwise stated.

GENERAL PROVISIONS
------------------

THE CONTRACT Your Contract is issued in consideration of the application and the payment of the Initial Premium.

Your Contract, any riders and endorsements, the application, and any supplemental applications are the entire contract between you and us. A copy of the application is included. Any supplemental applications will also be attached to and made a part of the Contract. Any statements made in the application and any supplemental applications either by you or by the Insureds will, in the absence of fraud, be considered representations and not warranties. Also, any written statement made either by you or by the Insureds will not be used to void your Contract nor defend against a claim under your Contract unless the statement is contained in the application or any supplemental applications.

Only our officers may change the Contract or waive a right or requirement. No agent or other person may do this.

SUICIDE EXCLUSION If either Insured dies by suicide while sane or self-destruction while insane within two years from the Contract Date, our liability will be limited to an amount equal to the premiums paid less any Indebtedness and Partial Withdrawals, and the Contract will Terminate. If either Insured dies by suicide while sane or self-destruction while insane within two years of the effective date of any increase in Specified Amount, our liability with respect to the increase will be limited to the additional premiums paid, less Indebtedness and Partial Withdrawals, and the Contract will Terminate.

INCONTESTABILITY We cannot contest this Contract after it has been In Force during the lifetime of either Insured for two years after the Contract Date. Any increase in the Specified Amount for which evidence of insurability was obtained will be incontestable only after the increase has been In Force, during the lifetime of either Insured, for two years from the effective date of the increase.

ASSIGNMENT You may not assign an interest in this Contract as collateral or security for a loan.

REINSTATEMENT Prior to the death of either Insured and if this Contract has not been surrendered for cash, this Contract may be reinstated provided:

- you make your request within five years of the date the Contract entered a Grace Period;
-  satisfactory evidence of insurability for both Insureds is submitted;
-  any Indebtedness is repaid; and
-  sufficient premium is paid to:
     cover all Monthly Deduction Amounts and Annual Maintenance Fee due and unpaid during the Grace Period, and keep the Contract In Force for three months after the date of reinstatement.

The Specified Amount of the reinstated Contract cannot exceed the Specified Amount at the time of lapse. The Account Value on the reinstatement date will reflect:

-  the Account Value at the time of Termination; and
-  premiums paid at the time of reinstatement.

Withdrawal Charges will continue to be based on the original Contract Date.

EXCHANGE OPTION If this Contract is In Force, you may exchange it during the first two years after the Contract Date for a permanent last survivor life insurance contract offered by us. We reserve the right to make available a permanent last survivor life insurance contract offered by our parent Company or any affiliated Company on the lives of the Insureds without evidence of insurability. The new Contract will be issued:

- with a net amount at risk equal to or less than the net amount at risk in effect on the date of exchange;
-  with premiums based on the same risk classification as this Contract.

The net amount at risk is equal to the Specified Amount less the Account Value of the Contract on the date of exchange. This exchange is subject to adjustments in premiums and Account Values to reflect any variances under this Contract and the new contract.

MISSTATEMENT OF AGE OR SEX If the age or sex of either Insured has been misstated, any Proceeds will be adjusted to the amount which the Initial Premium and any Subsequent Premium Payments would have purchased at the Joint Equal Age calculated using the correct age and sex.

BENEFICIARY When we receive due proof of the Second Death, we will pay the Proceeds of this Contract to the beneficiary or beneficiaries who are named in the application for this Contract unless you subsequently change the beneficiary. In that event, we will pay the Proceeds to the beneficiary named in your last change of beneficiary request as provided for in this Contract.

If a primary or contingent beneficiary dies before the last surviving Insured, that beneficiary's interest in this Contract ends with that beneficiary's death. Only those beneficiaries who survive the last surviving Insured will be eligible to share in the Proceeds. If no beneficiary survives the Insureds, we will pay the Proceeds of this Contract to you, if living, otherwise to your estate.

CHANGE OF OWNER OR BENEFICIARY If you have reserved the right to change the owner or beneficiary, you can file a written request with us to make such a change. If you have not reserved the right to change the beneficiary, the written consent of the irrevocable beneficiary(s) will be required.

Your written request will not be effective until it is recorded in our home office records. After it has been recorded, it will take effect as of the date you signed the request. However, if both Insureds die before the request has been recorded, the request will not effect those Proceeds we may have paid before your request was recorded in our home office records.

LIFE INSURANCE QUALIFICATION This Contract is intended to qualify for treatment as a life insurance contract under the Internal Revenue Code as it now exists or may later be amended. We reserve the right to amend this Contract to comply with future changes in the Code and its Regulations. We will promptly provide you with a copy of any amendment.

TAXATION Currently, no charge is made to the Variable Account for federal income taxes that may be attributable to the operations of the Variable Account. However, the Company may make such a charge in the future. Charges for other taxes, if any, attributable to the Variable Account or this class of Contracts may also be made.

VARIABLE ACCOUNT The "Variable Account" for this contract is that shown on page 3. This account is a separate investment account to which we allocate assets contributed under this and certain other life insurance contracts.

We will have exclusive and absolute ownership and control of the assets of our separate accounts. The assets of the Variable Account will be available to cover the liabilities of our general account only to the extent those assets exceed the liabilities of that Variable Account arising under the variable life insurance contracts supported by that Variable Account.

The assets of the Variable Account will be valued at least as often as any contract benefits vary, but at least monthly. Our determination of the value of an Accumulation Unit by the method described in this policy will be conclusive.

VARIABLE ACCOUNT MODIFICATIONS We reserve the right, subject to applicable law, to make additions to, deletions from, or substitutions for the mutual fund shares underlying the Variable Sub-accounts of the Variable Account. We will not substitute any shares attributable to your interest in a Variable Sub-account of the Variable Account without notice to you and prior approval of the Securities and Exchange Commission, to the extent required by the Investment Company Act of 1940.

We reserve the right to establish additional Variable Sub-accounts of the Variable Account, each of which would invest in shares of another mutual fund. You may then instruct us to allocate premiums paid or transfers to such Variable Sub-accounts, subject to any terms set by us or the mutual fund. In the event of any such substitution or change, we may by endorsement, make such changes as may be necessary or appropriate to reflect such substitution or change.

If we deem it to be in the best interests of persons having voting rights under these Contracts, the Variable Account may be operated as a management company under the Investment Company Act of 1940 or it may be deregistered under such Act in the event such registration is no longer required.

NONPARTICIPATING  This Contract will not share in our surplus distributions.

TERMINATION This Contract will Terminate upon the earliest of the following events:

-    full surrender of the Contract; or
-    the end of the Grace Period; or
-    the Second Death.

--------------------------------------------------------------------------------
CONTRACT VALUES
--------------------------------------------------------------------------------

INITIAL PREMIUM PAYMENT The Initial Premium is due by the Contract Date and must be paid in advance. This Contract will not be in effect and there will be no Death Benefit before the Initial Premium is paid. Your Initial Premium is shown on page 3.

SUBSEQUENT PREMIUM PAYMENTS Subsequent Premium Payments may be made at any time subject to the following conditions:

-    only one Subsequent Premium Payment may be made in any Contract year;
-    each Subsequent Premium Payment must be at least $500; and
-    the attained Joint Equal Age of the Insureds must be less than age 86.

We reserve the right to obtain evidence of insurability upon all Subsequent Premium Payments. Subsequent Premium Payments may require an increase in Specified Amount to remain within the definition of a life insurance contract under the Internal Revenue Code.

Unless you request otherwise in writing, any Subsequent Premium Payment received while a Contract Loan exists will be applied:

-    first, as a repayment of Indebtedness; and
- second, as a Subsequent Premium Payment, subject to the preceding conditions.

Subsequent Premium Payments may be made at any time and in any amount necessary to avoid termination of this Contract.

PREMIUM ALLOCATION The Initial Premium will be allocated to the Variable Sub-accounts, in whole percentages according to the premium allocation specified on the application, on the date we receive the final requirement to put the Contract In Force.

All premium payments not requiring underwriting will be allocated to the Variable Sub-accounts as of the date payments are received at our home office. Premium payments requiring underwriting will be allocated to the Variable Sub-accounts once underwriting approval is received. Upon underwriting approval, an amount equal to the Accumulated Value which would have been earned had the premium been invested in the Money Market Sub-account since the date of receipt of the premium, will be allocated according to the Initial Premium allocation specified on the application or your most recent written instructions.

You may change your premium allocation upon written request.

GRACE PERIOD This contract will Terminate 61 days after a Monthly Activity Date on which the Cash Surrender Value is less than zero. This 61 day period is the Grace Period. The Company will notify the Owner of the premium amount required to continue this Contract, at least 61 days before the end of the Grace Period. The premium required will be no greater than an amount required to pay three Monthly Deduction Amounts as of the day the Grace Period began. If this premium is not paid by the end of the Grace Period, this Contract will Terminate.

TRANSFERS Upon request and as long as this Contract is In Force, you may transfer amounts among the Variable Sub-accounts. You may make 12 transfers each Contract year without charge. Subsequent transfers in any Contract year may be assessed a $10 transfer fee. The minimum amount that may be transferred among Variable Sub-accounts is subject to the Minimum Transfer Amount shown on page 3.

We reserve the right to waive the transfer fees and restrictions contained in this contract.

ACCUMULATION UNIT AND ACCUMULATION UNIT VALUE Amounts which you allocate to a Variable Sub-account of the Variable Account are used to purchase Accumulation Units in that Variable Sub-account. The Accumulation Unit Value for each Variable Sub-account at the end of any Valuation

Period is calculated by multiplying the Accumulation Unit Value at the end of the immediately preceding Valuation Period by the Variable Sub-account's Net Investment Factor for the Valuation Period. The Accumulation Unit Values may go up or down. Additions or transfers to a Variable Sub-account of the Variable Account will increase the number of Accumulation Units for that Variable Sub-account. Withdrawals, Transfers, Contract Loans, Monthly Deduction Amounts and Annual Maintenance Fees deducted from a Variable Sub-account of the Variable Account will decrease the number of Accumulation Units for that Variable Sub-account.

The number of Accumulation Units to be added to or deducted from a Variable Sub-account equals the dollar amount of the transaction divided by the Accumulation Unit Value for the Valuation Period.

VALUATION PERIOD AND VALUATION DATE A "Valuation Period" is the time interval between the close of regular trading of the New York Stock Exchange on consecutive Valuation Dates. A "Valuation Date" is any date the New York Stock Exchange is open for trading.

NET INVESTMENT FACTOR For each Variable Sub-account of the Variable Account, the "Net Investment Factor" for a Valuation Period is (A) divided by (B), minus
(C) where:

(A) is the sum of:
     1. the net asset value per share of the mutual fund underlying the Variable Sub-account determined as of the end of the current Valuation Period; plus
     2. the per share amount of any dividend or capital gain distributions made by the mutual fund underlying the Variable Sub-account during the current Valuation Period.

(B) is the net asset value per share of the mutual fund underlying the Variable Sub-account determined as of the end of the immediately preceding Valuation Period.

(C) is the Mortality and Expense Risk Annual Rate divided by 365 and multiplied by the number of calendar days in the current Valuation Period.

The Mortality and Expense Risk Annual Rate is shown on page 4.

ACCOUNT VALUE Your Account Value on the Contract Date equals the Initial Premium less the Monthly Deduction Amount for the first policy month. Your Account Value on each subsequent Monthly Activity Date equals:

-    the sum of your Accumulated Values in each Variable Sub-account; plus
-    the value of your Loan Account, if any; minus
-    the Monthly Deduction Amount; minus
-    the Annual Maintenance Fee, if applicable.

On any day other than your Monthly Activity Date, your Account Value equals:

-    the sum of your Accumulated Values in each Variable Sub-account; plus
-    the value of your Loan Account, if any.

ACCUMULATED VALUE  Your Accumulated Value in any Variable Sub-account equals:

- the number of Accumulation Units in that Variable Sub-account on the Valuation Day; multiplied by
-    that Variable Sub-account's Accumulation Unit Value on the Valuation Day.

MONTHLY DEDUCTION AMOUNT The Monthly Deduction Amount will be taken proportionately from your Variable Sub-accounts on each Monthly Activity Date, and is equal to:

-    the Cost of Insurance Charge; plus
-    the Administrative Expense Charge; plus
-    the Tax Expense Charge.

COST OF INSURANCE CHARGES The Maximum Cost of Insurance charge for any Monthly Activity Date is equal to:

-    the Death Benefit; minus
- the Account Value on the Monthly Activity Date, prior to assessing the Monthly Deduction Amount; the result is divided by 1000 and multiplied by
-    the Maximum Annual Cost of Insurance Rate divided by 12.

We can use Cost of Insurance Charges that are lower than the Maximum Annual Cost of Insurance shown on page 5. Charges will be determined based on our expectation as to future experience. Any change we make will be on a uniform basis for all Insureds with the same age, sex, and rating classification whose coverage has been In Force for the same length of time. No change in rating classification or cost will occur on account of deterioration of the Insureds' health.

ADMINISTRATIVE EXPENSE CHARGE The Administrative Expense Charge for any Monthly Activity Date is equal to:

-    the Administrative Expense Annual Rate divided by 12; multiplied by
- the Account Value on the Monthly Activity Date, prior to assessing the Monthly Deduction Amount.

The Administrative Expense Annual Rate is shown on page 4.

TAX EXPENSE CHARGE The Tax Expense Charge for any Monthly Activity Date occurring during the first ten years of the Contract is an amount not greater than:

-    the Tax Expense Rate divided by 12; multiplied by
- the Account Value on the Monthly Activity Date, prior to assessing the Monthly Deduction Amount.

The Tax Expense Rate is the sum of the Federal Tax Annual Rate and the Premium Tax Annual Rate shown on page 4. If you surrender or withdraw from this Contract within nine years of the Contract Date, any due and unpaid Premium Tax shown on page 4 will be deducted from your Account Value.

ANNUAL MAINTENANCE FEE An Annual Maintenance Fee shown on page 4 will be deducted proportionately from all Variable Sub-accounts if applicable on each Contract Anniversary. A full Annual Maintenance Fee will be deducted if the Contract is Terminated on any day other the Contract Anniversary. This fee will be waived if total premiums paid are in excess of those shown on page 4.

ANNUAL REPORT We will send you, at least once a year, an Annual Report which provides information on the current status of your Contract. This information will include items such as;

-    the current Death Benefit;
-    the current Account Value and Cash Surrender Value;
-    any amount of Indebtedness;
-    any Monthly Deductions since the last report;
-    any Partial Withdrawals and Withdrawal Charges since the last report;
-    any Subsequent Premium Payment since the last report; and
-    any Annual Maintenance Fee, if applicable, since the last report.

If you ask us, we will send you an additional report, at any time during the Contract year. We may charge you for this report. The charge will not be more than $25. We will tell you what the current charge is before sending the report. We will send you any shareholder reports of the Funds or any other notices, reports or documents required by law.

SPECIFIED AMOUNT The Specified Amount equals the Initial Death Benefit on the Contract Date. The Initial Death Benefit for your Contract is shown on page 3. If a Partial Withdrawal is taken or a Subsequent Premium Payment is received, the Specified Amount will change as described in the Partial Withdrawal provision and the Subsequent Premium Payment provision. If your Specified Amount changes, we will send you an endorsement showing the new Specified Amount.

DEATH BENEFIT The Death Benefit determined on the date of the Second Death is the greater of the Specified Amount or the Account Value multiplied by the Death Benefit Ratio on page 5. We will pay the Death Benefit, less any Indebtedness and less any due and unpaid Monthly Deduction Amounts occurring during a Grace Period, if the Second Death occurs while this Contract is In Force, subject to the terms of this Contract. Written due proof that both Insureds have died must be received at our home office prior to paying a Death Benefit. Due proof of the first Insured's death should be furnished to us at the time of such death.

INTEREST FROM DATE OF DEATH If the Proceeds under this Contract are not paid within thirty days after we receive due proof of the Second Death, we will also pay interest on the Proceeds. Interest will accrue at the legal rate of interest and will accrue from the date of death until the claim is paid.

--------------------------------------------------------------------------------
LOAN VALUES
--------------------------------------------------------------------------------

CONTRACT LOAN At any time while this Contract is In Force, you can borrow up to the available Loan Value of your Contract. The maximum Loan Value is 90% of your Cash Value, less 100% of any existing loans as of the date of the loan, less any loan interest to the next Contract Anniversary, less any Monthly Deduction Amounts due and any Annual Maintenance Fee due on or before the next Contract Anniversary. Unless you specify otherwise, all loan amounts will be transferred proportionately from the Variable Sub-accounts to the Loan Account.

Loans have priority over the claims of any other person. Your Contract is the sole security for all loans.

PREFERRED LOAN If the Account Value exceeds the total premiums paid, net of any premiums returned due to Partial Withdrawals, a Preferred Loan is available. The amount available for a Preferred Loan is the amount by which the Cash Value exceeds the net premiums paid. The amount of loans qualifying as Preferred Loans is determined on each Contract Anniversary.

CREDITED INTEREST The Loan Account will be credited with interest at a rate equal to the Loan Credited Rate shown on page 3.

LOAN INTEREST For Preferred Loans, interest will accrue daily by a rate not to exceed the Preferred Loan Interest Rate shown on page 3. For other than Preferred Loans, interest will accrue daily by a rate not to exceed the Maximum Loan Interest Rate shown on page 3. Interest payments are due on the Contract Anniversary. If unpaid, interest is added to the amount of the loan and will itself bear interest at the rate described in this provision. On each Contract Anniversary, the difference between the total indebtedness and the balance in the Loan Account will be transferred proportionately from the Variable Sub-accounts to the Loan Account.

LOAN REPAYMENT You can repay all or part of a loan and loan interest at any time while this Contract is In Force. The loan repayment will be allocated among the Variable Sub-accounts in the same percentage as premiums are allocated, unless you specify otherwise. If you do not repay your loans, we will deduct all loans and loan interest from the amounts we pay you.

LOAN LIMIT Your Contract will become overloaned when loans and loan interest exceed the Cash Value. We will Terminate this Contract when it becomes overloaned. We will not Terminate a contract which becomes overloaned until 61 days after notice has been mailed to the last known address of the owner.

--------------------------------------------------------------------------------
WITHDRAWAL BENEFITS
--------------------------------------------------------------------------------

CASH SURRENDER VALUE You may surrender your Contract for its Cash Surrender Value which may be paid in cash or under an Income Plan.

Your Cash Surrender Value is equal to:

-    the Cash Value; less
-    any Indebtedness; less
-    the Annual Maintenance Fee, if applicable.

Your Cash Value is equal to:

-    the Account Value; less
-    any applicable Withdrawal Charge; less
-    any due and unpaid Premium Tax Charge.

Surrender will be effective on the date we receive written request. We may require that your Contract be sent in with your written request before making a surrender payment. When you surrender your Contract for its Cash Surrender Value, your Contract will Terminate.

PARTIAL WITHDRAWALS You may withdraw a portion of the Cash Surrender Value. The withdrawal amount must be at least the Minimum Withdrawal Amount shown on page 3 and must not cause the Cash Surrender Value after the withdrawal to be less than $2,000. If the remaining Cash Surrender Value is less than $2,000, we will Terminate the Contract and pay the Cash Surrender Value.

Unless specified otherwise, the Partial Withdrawal amount will be deducted proportionately from each Variable Sub-account. The new Specified Amount of the Contract will be the greater of:

- the Specified Amount prior to the Partial Withdrawal, reduced proportionately to the reduction in Account Value; or
- the minimum Specified Amount allowed by the Internal Revenue Code to still be considered life insurance.

The Account Value after a Partial Withdrawal is equal to the Account Value before the Partial Withdrawal less the Partial Withdrawal Amount, including the Withdrawal Charge and any due and unpaid Premium Tax Charge.

FREE WITHDRAWAL AMOUNT  The annual Free Withdrawal Amount is equal to:

-    the Free Withdrawal Percentage shown on page 3, multiplied by
-    the total premiums paid.

Any Free Withdrawal Amount not taken during a Contract year may not be carried forward to increase the Free Withdrawal Amount in any subsequent year. You may withdraw the Free Withdrawal Amount in any Contract year without incurring a Withdrawal Charge or Premium Tax Charge.

WITHDRAWAL CHARGES Withdrawals in excess of the Free Withdrawal Amount will be subject to a Withdrawal Charge and any due and unpaid Premium Tax Charge. The Withdrawal Charge and any due and unpaid Premium Tax Charge are equal to:

- the percentages shown on page 4 for the Contract year in which the withdrawal or surrender occurs; multiplied by
-    the portion of the withdrawal amount in excess of the Free Withdrawal
     Amount.

In any event, your Withdrawal Charges will never be more than 9% of your total premiums paid.

--------------------------------------------------------------------------------
PAYMENT OF PROCEEDS
--------------------------------------------------------------------------------

DEFERMENT OF PAYMENTS We will pay any amounts due from the Variable Account under this Contract within seven days of receiving a written request for a Transfer, Contract Loan, Termination, Partial Withdrawal, or Death Benefit, as well as, any other required documentation, unless:

- the New York Stock Exchange is closed for other than usual weekends or holidays, or trading on such Exchange is restricted;
-    an emergency exists as defined by the Securities and Exchange Commission;
     or
- the Securities and Exchange Commission permits delay for the protection of contract holders.

PAYEE RIGHTS You will be the payee for the Cash Surrender Value unless you name a different payee. The beneficiary will be the payee for the death Proceeds. When we pay the Proceeds, we may ask that you give this Contract back to us. If the Insureds have died, you or the beneficiary must give us due proof of death.

You may choose payment as a single payment or an Income Plan. Before the Proceeds are due, you may choose or change an Income Plan selection by writing to us. Once we accept the change, it takes effect as of the date you signed the request. This change is subject to any action we take before we accept it. After the Proceeds are due, the payee may choose an Income Plan if:

-    you have not made a prior choice which is still in effect; and
-    the Proceeds are due in a single sum and have not been paid.

No surrender or Partial Withdrawals are permitted after payments under an Income Plan have started.

PAYOUT START DATE The Payout Start Date is the date the Cash Surrender Value or Death Benefit is applied to an Income Plan.

INCOME PLANS An Income Plan is a series of payments on a scheduled basis to the payee. The Proceeds will be applied to your Income Plan choice from the following list:

1. LIFE INCOME WITH GUARANTEED PAYMENTS We will make payments for as long as the payee lives. If the payee dies before the selected number of guaranteed payments have been made, we will continue to pay the remainder of the guaranteed payments.

2. JOINT AND SURVIVOR LIFE INCOME WITH GUARANTEED PAYMENTS We will make payments for as long as either the payee or joint payee, named at the time of Income Plan selection, lives. If both the payee and the joint payee die before the selected number of guaranteed payments have been made, we will continue to pay the remainder of the guaranteed payments.

We reserve the right to make available other Income Plans.

PAYOUT TERMS AND CONDITIONS The income payments are subject to the following terms and conditions:

-    If the Proceeds are less than $3,000, or not enough to provide an initial
     payment of at least $20, we   reserve the right to:
     - change the payment frequency to make the payment at least $20; or
     - Terminate the Contract and pay you the Proceeds in a lump sum.

- If you choose an Income Plan which depends on any person's life, we may require:
     - proof of age and sex before income payments begin; and
     - proof that the payee or joint payee is still alive before we make each payment.

--------------------------------------------------------------------------------
INCOME PAYMENT TABLES
--------------------------------------------------------------------------------

The initial income payment will be at least the amount based on the adjusted age of the annuitant(s) and the tables below, less any federal income taxes which are withheld. The adjusted age is the actual age on the Payout Start Date reduced by one year for each six full years between January 1, 1983 and the Payout Start Date. Income payments for ages and guaranteed payment periods not shown below will be determined on a basis consistent with that used to determine those that are shown. The Income Payment Tables are based on 3.0% interest and the 1983a Annuity Mortality Tables.



INCOME PLAN 1 - LIFE INCOME WITH GUARANTEED PAYMENTS FOR 120 MONTHS
------------------------------------------------------------------------------------------------------------
                     Monthly Income Payment for each $1,000 Applied to this Income Plan
------------------------------------------------------------------------------------------------------------
Annuitant's                         Annuitant's                           Annuitant's
   Age          Male     Female        Age          Male     Female          Age          Male    Female
------------------------------------------------------------------------------------------------------------
   35          $3.43     $3.25         49          $4.15     $3.82
   36           3.47      3.28         50           4.22      3.88           63          $5.52    $4.97
   37           3.51      3.31         51           4.29      3.94           64           5.66     5.09
   38           3.55      3.34         52           4.37      4.01           65           5.80     5.22
   39           3.60      3.38         53           4.45      4.07           66           5.95     5.35
   40           3.64      3.41         54           4.53      4.14           67           6.11     5.49
   41           3.69      3.45         55           4.62      4.22           68           6.27     5.64
   42           3.74      3.49         56           4.71      4.29           69           6.44     5.80
   43           3.79      3.53         57           4.81      4.38           70           6.61     5.96
   44           3.84      3.58         58           4.92      4.46           71           6.78     6.13
   45           3.90      3.62         59           5.02      4.55           72           6.96     6.31
   46           3.96      3.67         60           5.14      4.65           73           7.13     6.50
   47           4.02      3.72         61           5.26      4.75           74           7.31     6.69
   48           4.08      3.77         62           5.39      4.86           75           7.49     6.88


INCOME PLAN 2 - JOINT AND SURVIVOR LIFE INCOME WITH GUARANTEED PAYMENTS FOR 120 MONTHS
--------------------------------------------------------------------------------------------
            Monthly Income Payment for each $1,000 Applied to this Income Plan
--------------------------------------------------------------------------------------------

                                          Female Annuitant's Age
              ------------------------------------------------------------------------------
   Male
Annuitant's
    Age         35      40        45        50       55     60         65       70      75
--------------------------------------------------------------------------------------------
    35        $3.09   $3.16     $3.23     $3.28    $3.32   $3.36      $3.39    $3.40   $3.42
    40         3.13    3.22      3.31      3.39     3.46    3.51       3.56     3.59    3.61
    45         3.17    3.28      3.39      3.50     3.60    3.69       3.76     3.81    3.85
    50         3.19    3.32      3.45      3.60     3.74    3.87       3.98     4.07    4.14
    55         3.21    3.35      3.51      3.68     3.87    4.06       4.23     4.37    4.48
    60         3.23    3.37      3.55      3.75     3.98    4.23       4.47     4.70    4.88
    65         3.24    3.39      3.57      3.80     4.07    4.37       4.71     5.04    5.34
    70         3.24    3.40      3.59      3.83     4.13    4.48       4.90     5.36    5.81
    75         3.25    3.41      3.61      3.86     4.17    4.56       5.04     5.61    6.22